Exhibit 99

         Printronix Announces First Quarter Results for Fiscal Year 2006


    IRVINE, Calif.--(BUSINESS WIRE)--July 29, 2005--Printronix, Inc. (NASDAQ:PTNX), the leading manufacturer of integrated enterprise printing solutions for the supply chain, today announced results for the first quarter of fiscal year 2006, which ended June 24, 2005. First quarter revenue was $31.8 million, down 4.5% from $33.3 million in the year ago quarter and down 2.8% from $32.7 million in the fourth quarter of fiscal 2005. The company reported net income for the quarter of $0.2 million, or $0.03 per diluted share, compared with net income of $0.4 million, or $0.07 per diluted share, in the year ago quarter and net income of $0.7 million, or $0.10 per diluted share, in the fourth quarter of fiscal 2005.
    Gross margin was 38.7% for the first quarter, down from 40.0% in the same period one year ago due to lower volumes and product mix, partially offset by a stronger Euro and a lower inventory provision. Gross margin during the first quarter of fiscal 2006 was comparable to the fourth quarter of fiscal 2005.
    Operating expenses in the quarter were $12.2 million, down from $12.5 million in the year ago fiscal period. A reduction of $0.3 million in the company's allowance for doubtful accounts requirement was offset by severance costs of $0.3 million.
    The quarter includes income tax benefits and refunds of $0.1 million generated from foreign net operating losses.
    The company ended the first fiscal quarter of 2006 with cash and short-term investments of $44.3 million, up $5.3 million compared with the first quarter of fiscal 2005. Interest income increased $0.2 million compared with the year ago quarter due to higher cash and short-term investment balances and higher interest rates. During the current quarter, the company declared and paid $0.5 million for its second quarterly cash dividend of $0.07 per share, an increase of $0.02 per share.
    "Although we were disappointed with the slowdown in sales for our core business, we were very encouraged by the progress we made in our growing RFID segment," said Robert Kleist, President and CEO of Printronix. "This quarter we achieved $943 thousand in RFID printer sales, the highest in our history, which we believe is indicative of the tangible traction we are gaining in the early deployment of RFID. In addition, we also recently announced strategic RFID partnerships with IBM and Microsoft, two key leaders and developers in the RFID space. We also made strategic progress within our core line matrix business, including the renewal of our longstanding agreement with IBM, in connection with the introduction of new line matrix printers for both IBM and Printronix. We continue to believe that our strong balance sheet and core business in line matrix and high-performance thermal printers coupled with our new opportunities within RFID position us well for future growth."
    There will be an earnings conference call at 11:00 a.m. PT (2:00 p.m. ET) on July 29, 2005. The call will be broadcast live over the Internet and will be hosted by Robert Kleist, President and CEO, and George Harwood, Senior Vice President and CFO. To access the live audio webcast, go to the Printronix web site at www.printronix.com and select the conference call link to register.

    Except for historical information, this press release contains "forward-looking statements" about Printronix, within the meaning of the Private Securities Litigation Reform Act of 1995. Terms such as "objectives," "believes," "expects," "plans," "intends," "should," "estimates," "anticipates," "forecasts," "projections," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, including: adverse business conditions and a failure to achieve growth in the computer peripheral industry and in the economy in general; the ability of the company to achieve growth in the Asia Pacific market; adverse political and economic events in the company's markets; a worsening of the global economy due to general conditions; a worsening of the global economy resulting from terrorist attacks or risk of war; a worsening of the global economy resulting from a resurgence of SARS (Severe Acute Respiratory Syndrome); the ability of the company to maintain its production capability in its Singapore plant or obtain product from its Asia Pacific suppliers should a resurgence of SARS occur; the ability of the company to hold or increase market share with respect to line matrix printers; the ability of the company to successfully compete against entrenched competition in the thermal printer market; the ability of the company to adapt to changes in requirements for radio frequency identification ("RFID") products by Wal-Mart and/or the Department of Defense and others; the ability of the company to attract and to retain key personnel; the ability of the company's customers to achieve their sales projections, upon which the company has in part based its sales and marketing plans; the ability of the company to retain its customer base and channel; the ability of the company to compete against alternate technologies for applications in its markets; and the ability of the company to continue to develop and market new and innovative products superior to those of the competition and to keep pace with technological change. The company does not undertake to publicly update or revise any of its forward-looking statements, even if experience or new information shows that the indicated results or events will not be realized.

    About Printronix, Inc.

    Since 1974, Printronix, Inc. (NASDAQ:PTNX) has created innovative printing solutions for the industrial marketplace and supply chain. The company is the worldwide market leader in enterprise solutions for line matrix printing and has earned an outstanding reputation for its high-performance thermal and fanfold laser printing solutions. Printronix also has become an established leader in pioneering technologies, including radio frequency identification (RFID) printing, bar code compliance and networked printer management. Printronix is headquartered in Irvine, California. For company information, see www.printronix.com.


Printronix, Inc., and Subsidiaries

           Consolidated Statements of Operations (Unaudited)

                                       (Dollars in Thousands, Except
                                          Share and Per Share Data)

                                             Three Months Ended
                                      --------------------------------
                                        6/24/05    3/25/05    6/25/04
                                      ---------- ---------- ----------

Revenue                                 $31,787    $32,697    $33,278
Cost of sales                            19,478     20,041     19,968
                                      ---------- ---------- ----------
Gross margin                             12,309     12,656     13,310
Engineering and development               3,868      3,711      3,998
Sales and marketing                       6,116      6,190      6,280
General and administrative                2,250      2,127      2,183
                                      ---------- ---------- ----------
Total operating expenses                 12,234     12,028     12,461
Income from operations                       75        628        849
Interest and other (income) expense,
 net                                       (205)        (2)        62
                                      ---------- ---------- ----------
Income before taxes                         280        630        787
Provision (benefit) for income taxes         70        (34)       338
                                      ---------- ---------- ----------
Net income                                 $210       $664       $449
                                      ========== ========== ==========

Net Income Per Share:
-------------------------------------
Basic                                     $0.03      $0.10      $0.07
Diluted                                   $0.03      $0.10      $0.07

Shares Used in Computing Net Income
 Per Share:
-------------------------------------
Basic                                 6,492,516  6,429,487  6,280,643
Diluted                               6,636,244  6,613,757  6,446,960

Gross margin %                             38.7%      38.7%      40.0%
Operating expenses %                       38.5%      36.8%      37.4%
Income from operations %                    0.2%       1.9%       2.6%
Net income %                                0.7%       2.0%       1.3%


                Consolidated Balance Sheets (Unaudited)
----------------------------------------------------------------------

                                           (Dollars in Thousands)

                                        6/24/05    3/25/05    6/25/04
                                      ---------- ---------- ----------
Assets
-------------------------------------
Cash and cash equivalents               $27,656    $35,405    $38,974
Short-term investments                   16,600      9,500         --
Accounts receivable, net                 17,104     18,207     17,354
Inventory, net                           13,991     13,093     13,312
Other current assets                      5,044      4,381      6,762
Property, plant and equipment, net       33,108     32,926     34,651
Other long-term assets                    2,061      1,954      1,216
                                      ---------- ---------- ----------
    Total assets                       $115,564   $115,466   $112,269
                                      ========== ========== ==========

Liabilities and Stockholders' Equity
-------------------------------------
Current portion of long-term debt          $700       $700       $700
Accounts payable                          7,623      7,162      7,623
Other current liabilities                11,603     12,404     11,595
Other long-term liabilities              16,051     16,044     15,828
Stockholders' equity                     79,587     79,156     76,523
                                      ---------- ---------- ----------
    Total liabilities and
     stockholders' equity              $115,564   $115,466   $112,269
                                      ========== ========== ==========





Printronix, Inc., and Subsidiaries

                   Sales Classification (Unaudited)

Sales by Geographic
 Region
-----------------------

                       -------------------         -------------------
                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                        June 24,  June 25, Percent  June 24,  June 25,
                          2005      2004   Change     2005      2004
                       --------- --------- ----------------- ---------
                        ($ in thousands)
Americas                $16,186   $14,916     8.5%     50.9%     44.8%
EMEA                     10,417    12,714  (18.1)%     32.8%     38.1%
Asia Pacific              5,184     5,648   (8.2)%     16.3%     17.1%
                       --------- ---------         --------- ---------
                        $31,787   $33,278   (4.5)%    100.0%    100.0%
                       ========= =========         ========= =========


Sales by Product
 Technology
-----------------------

                       -------------------         -------------------
                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                        June 24,  June 25, Percent  June 24,  June 25,
                          2005      2004   Change     2005      2004
                       --------- --------- ----------------- ---------
                        ($ in thousands)
Line matrix             $22,204   $24,004   (7.5)%     69.9%     72.1%
Thermal(a)                6,147     5,338    15.2%     19.3%     16.2%
Laser                     2,799     3,337  (16.1)%      8.8%      9.9%
Verification products       637       599     6.3%      2.0%      1.8%
                       --------- ---------         --------- ---------
                        $31,787   $33,278   (4.5)%    100.0%    100.0%
                       ========= =========         ========= =========

(a)RFID                    $943      $159   493.1%      3.0%      0.5%
                       ========= =========         ========= =========


Sales by Channel
-----------------------

                       -------------------         -------------------
                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                        June 24,  June 25, Percent  June 24,  June 25,
                          2005      2004   Change     2005      2004
                       --------- --------- ----------------- ---------
                        ($ in thousands)
OEM                      $9,492   $10,517   (9.7)%     29.9%     31.5%
Distribution             20,824    20,258     2.8%     65.5%     61.0%
Direct                    1,471     2,503  (41.2)%      4.6%      7.5%
                       --------- ---------         --------- ---------
                        $31,787   $33,278   (4.5)%    100.0%    100.0%
                       ========= =========         ========= =========


Sales by Customer
-----------------------

                       -------------------         -------------------
                       Three Months Ended           Percent of Total
                                                          Sales
                       -------------------         -------------------
                        June 24,  June 25, Percent  June 24,  June 25,
                          2005      2004   Change     2005      2004
                       --------- --------- ----------------- ---------
                        ($ in thousands)
Largest customer - IBM   $7,640    $7,222     5.8%     24.0%     21.6%
Second largest customer   2,596     2,585     0.4%      8.2%      7.8%
Top ten customers        16,076    17,528   (8.3)%     50.6%     52.6%




    CONTACT: Printronix, Inc., Irvine
             Robert A. Kleist, 714-368-2863
             George L. Harwood, 714-368-2384
             or
             EVC Group, LLC
             Douglas M. Sherk (Investors), 415-896-6818 dsherk@evcgroup.com
             Jennifer Beugelmans (Investors), 415-896-6817 jbeugelmans@evcgroup.com or
             WunderMarx, Inc.
             Cara Good (Media), 949-860-2434, ext. 312
             cara.good@wundermarx.com